Exhibit 4.5

NON-EXCLUSIVE LICENSE AGREEMENT

(Buyer Out-License Agreement)

This Non-Exclusive License Agreement (the “Agreement”) is made as of July 24, 2012 (the “Effective Date”) by and between MEDIFOCUS, INC., a Canadian corporation (“Licensor”) and BOSTON SCIENTIFIC CORPORATION, a Delaware corporation (“Licensee”).

WHEREAS, Licensor and Licensee have entered into a certain Asset Purchase Agreement dated as of June 25, 2012 (“Purchase Agreement”) pursuant to which, on the Effective Date, Licensor is purchasing all right, title and interest in and to the Purchased Assets (as such term is defined in Purchase Agreement) from Licensee, including the Business Transferred Intellectual Property (as such term is defined in the Purchase Agreement);

WHEREAS, Licensor has agreed to grant to Licensee a non-exclusive, royalty-free license to use the Licensed Patents (as defined below) included in the Business Transferred Intellectual Property outside the Field in accordance with the terms and conditions set forth in this Agreement; and

WHEREAS, Licensee desires to obtain a non-exclusive, royalty-free license to use the Licensed Patents outside the Field in accordance with the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual promises and agreements hereinafter set forth, the parties hereto agree as follows:

ARTICLE I.

DEFINITIONS.

Section 1.01 Certain Defined Terms. The following terms, when used herein, have the meanings set forth below. Capitalized terms used herein and not otherwise defined shall have the meanings assigned thereto in the Purchase Agreement.

“Field” means microwave treatments for benign prostatic hyperplasia.

“Licensed Patent(s)” means: (a) the patent(s) and patent application(s) included in the Business Transferred Intellectual Property and listed on Exhibit A attached hereto; (b) any patent application(s) filed as a continuation, division, or continuation-in-part of the patent application(s) described in clause (a), patents issuing from the patent application(s) described in clauses (a)-(b) and any reissues, reexaminations and extensions of patents described in clauses (a)-(b); and (c) any foreign counterpart to the patent(s) and patent application(s) described in clauses (a)-(b) (including divisions, continuations, confirmations, additions, renewals or continuations-in-part of such patent applications), patents issuing therefrom and reissues, reexaminations and extensions thereof.

“Licensed Product(s)” means any product, part or other material, process or service, the identification, discovery, research, development, manufacture, production, use, marketing, offer for sale, distribution, import, export or sale of which, absent the license granted pursuant to this Agreement, would constitute an infringement or misappropriation of the Licensed Patents.

ARTICLE II.

GRANT OF RIGHTS.

Section 2.01 License Grant. Subject to the terms and conditions of this Agreement and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensor hereby grants to Licensee and its Affiliates, and Licensee on behalf of itself and its Affiliates, hereby accepts, an irrevocable (except as otherwise provided in Articles 3 and 6), non-exclusive, worldwide, royalty-free, fully paid-up right and license, including the right to sublicense in accordance with Section 2.02 below, to use the Licensed Patents to the extent necessary or useful to develop, make, have made, use, have used, exploit, distribute, promote, market, offer for sale, sell, have sold, import and export Licensed Products, outside the Field.

Section 2.02 Sublicenses. Licensee’s right to sublicense the Licensed Patents outside the Field pursuant to Section 2.01 is subject to the requirements that: (a) Licensee shall notify Licensor in writing of all such sublicenses and Licensee shall enter into a written agreement with each such sublicensee; (b) Licensee shall include in each such sublicense agreement provisions at least as protective of Licensor and its rights in the Licensed Patents as the terms and conditions of this Agreement; and (c) any and all sublicense agreements shall expressly provide that they shall terminate automatically upon the expiration or termination of the license granted to Licensee herein.

ARTICLE III.

BANKRUPTCY.

Licensor agrees that the rights to the Licensed Patents as set forth herein constitute “intellectual property” as defined in Section 101(35a) of the Bankruptcy Code and that this Agreement shall be governed by section 365(n) of the Bankruptcy Code. If Licensor voluntarily or involuntarily becomes subject to the protection of the Bankruptcy Code, and Licensor or the trustee in bankruptcy rejects this Agreement under section 365 of the Bankruptcy Code, Licensee shall have the right to: (a) treat this Agreement as terminated; or (b) retain Licensee’s rights under this Agreement, specifically including, without limitation, the right to exercise its rights granted therein to the Licensed Patents.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES.

Section 4.01 Representations. Each of Licensee and Licensor hereby represents and warrants to the other party that: (a) it is a corporation duly organized and validly existing under the laws of the applicable state of its incorporation, and has all requisite power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly authorized, executed and delivered by such party and it constitutes the legal, valid and binding obligations of such party, and it is enforceable against such party in accordance with its terms, except to the extent such enforceability may be limited by bankruptcy, reorganization, insolvency or similar laws of general applicability governing the enforcement of the rights of creditors; and (c) neither the execution, delivery and performance of this Agreement nor the consummation by such party of the transactions contemplated hereby will violate or conflict with or constitute a default under any contractual obligation of such party, or any judgment, order or decree applicable to, or binding upon, such party.

Section 4.02 Disclaimer. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 4.01 OF THIS AGREEMENT AND IN THE PURCHASE AGREEMENT, NEITHER PARTY MAKES ANY OTHER EXPRESS OR IMPLIED WARRANTY AS TO THE LICENSED PATENTS AND HEREBY DISCLAIMS THE SAME. Without limiting the foregoing, except as otherwise provided herein, this Agreement and the licenses granted herein do not and shall not be interpreted or construed to include: (a) any requirement to file any patent application or secure or maintain any patent, or (b) any license or rights by implication or estoppel.

Section 4.03 Export. Licensee acknowledges and agrees that it shall not export or re-export, directly or indirectly (including via remote access), the Licensed Products, as the case may be, or other information or materials it receives pursuant to this Agreement to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval.

ARTICLE V.

PATENT PROSECUTION.

Licensor shall, at its own expense, control and be solely responsible for the filing, prosecution, and maintenance of the Licensed Patents. Licensee shall fully cooperate, at Licensor’s reasonable request and expense, with the filing, prosecution and maintenance of the Licensed Patents and in any other proceedings before a patent official or office.

ARTICLE VI.

TERM; TERMINATION.

Section 6.01 Term. This Agreement shall commence as of the Effective Date and shall remain in effect until the expiration of the last to expire of the Licensed Patents.

Section 6.02 Effect of Termination. The provisions of this Section 6.02 and of Articles 1, 4, 7 and 8 shall survive any termination or expiration of this Agreement. Nothing herein shall be construed to release either party of any obligation which matured prior to the effective date of such termination.

ARTICLE VII.

RISK ALLOCATION.

Section 7.01 Indemnification.

(a) By Licensor. Licensor will defend, indemnify and hold harmless Licensee and its subsidiaries, parent corporations, affiliates, officers, directors, partners, employees, agents, successors and assigns (collectively, the “Licensee Indemnitees”) from and against any claim, suit, demand, loss, damage, expense (including reasonable attorney’s fees of indemnitee(s) and those that may be asserted by a third party) or liability (collectively, “Losses”) suffered by or imposed upon the Licensee Indemnitee(s) by any third party arising from or related to: (i) any breach of Licensor’s representations, warranties or covenants under this Agreement; and (ii) any gross negligence or intentional misconduct by Licensor (or its agents, consultants or employees) in performing its obligations under this Agreement. The foregoing indemnification action shall not apply in the event and to the extent that a claim is subject to indemnification by Licensee pursuant to Section 7.01(b) below, or a court of competent jurisdiction determines that such Losses arose as a result of any Licensee Indemnitee’s gross negligence, intentional misconduct or intentional breach of this Agreement.

(b) By Licensee. Licensee will defend, indemnify and hold harmless Licensor and its subsidiaries, parent corporations, affiliates, officers, directors, partners, employees, agents, successors and assigns (collectively, the “Licensor Indemnitees”) from and against any Losses suffered by or imposed upon the Licensor Indemnitee(s) by any third party arising from or related to: (i) any breach of Licensee’s representations, warranties or covenants under this Agreement; (ii) the use, promotion, manufacture, sale or distribution by or on behalf of Licensee of Licensed Products; and (iii) any gross negligence or intentional misconduct by Licensee (or its agents, consultants or employees) in performing its obligations under this Agreement. The foregoing indemnification action shall not apply in the event and to the extent a claim is subject to indemnification by Licensor pursuant to Section 7.01(a) above, or that a court of competent jurisdiction determines that such Losses arose as a result of any Licensor Indemnitee’s gross negligence, intentional misconduct or intentional breach of this Agreement.

Section 7.02 Procedure. To receive the benefit of the foregoing indemnities the Person seeking indemnification (the “Indemnitee”) must promptly notify the other party (the “Indemnifying Party”) in writing of a claim or suit and provide reasonable cooperation (at the Indemnifying Party’s expense) and tender to the Indemnifying Party full authority to defend or settle the claim or suit. The Indemnifying Party has no obligation to indemnify the Indemnitee in connection with any settlement made without the Indemnifying Party’s written consent. The Indemnifying Party may not settle such claim or suit without the consent of the other party, which consent shall not be unreasonably withheld or delayed, provided, however, that such consent is not required so long as such settlement includes an unconditional release of the Indemnitee. The Indemnitee has the right to participate at its own expense in the claim or suit and in selecting counsel therefor. The Indemnitee shall cooperate with the Indemnifying Party, as reasonably requested, at the Indemnifying Party’s sole cost and expense.

Section 7.03 Limitation of Liability. EXCEPT FOR AMOUNTS PAYABLE WITH RESPECT TO THIRD PARTY INDEMNIFICATION CLAIMS UNDER SECTION 7.01: (A) NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR LOST PROFITS OR FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, PUNITIVE OR EXEMPLARY DAMAGES IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, HOWEVER CAUSED, UNDER ANY THEORY OF LIABILITY; AND (B) THE MAXIMUM AGGREGATE LIABILITY OF LICENSEE HEREUNDER SHALL NOT EXCEED A MAXIMUM AMOUNT EQUAL TO TWO HUNDRED THOUSAND DOLLARS ($200,000).

Section 7.04 No Duplication. Notwithstanding anything herein to the contrary, Licensor shall not be entitled to make a claim for indemnification under both this Agreement and the Purchase Agreement with respect to the same damages that are related to or arise, directly or indirectly, out of a particular event, circumstance or loss.

ARTICLE VIII.

MISCELLANEOUS.

Section 8.01 Relationship of Parties. For the purposes of this Agreement, each party hereto shall be, and shall be deemed to be, an independent contractor and not an agent, partner, joint venturer, representative or employee of any other party. No party shall have authority to make any statements, representations, compromises of rights or commitments of any kind, assume or create any obligations, or to accept process for or take any other action which shall be binding on the other parties, except as may be explicitly provided for herein or authorized in writing by the other parties.

Section 8.02 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by an internationally recognized overnight courier service, by facsimile, by e-mail or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties hereto at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.02):

(a) if to Licensor:

Medifocus, Inc.

8320 Guilford Road

Suite A

Columbia, MD 21046

Attention: John Mon

Fax: (410) 290-7255

with a copy to:

Venable LLP

750 East Pratt Street, Suite 900

Baltimore, MD 21202

Attention: Michael J. Baader, Esq.

Fax: (410) 244-7742

(b) if to Licensee:

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760

Attention: Chief Financial Officer

Fax: 508-650-8956

with a copy (which shall not constitute notice) to:

Boston Scientific Corporation

One Boston Scientific Place

Natick, MA 01760

Attention: Chief Corporate Counsel

Fax: (508) 650-8960

Section 8.03 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect for so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to either party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated by this Agreement are consummated as originally contemplated to the greatest extent possible.

Section 8.04 Entire Agreement. This Agreement, the Purchase Agreement, the Confidentiality Agreement and the other Ancillary Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersede all prior agreements and undertakings, both written and oral, between the parties with respect to the subject matter hereof and thereof.

Section 8.05 Assignment. Neither party may assign this Agreement or any of its rights and obligations under this Agreement without the prior written consent of the other party, not to be unreasonably withheld or delayed; provided, that either party may assign this Agreement to an affiliate of such party or as part of a corporate reorganization, consolidation, merger or sale of substantially all of the capital stock or assets of a party, or the relevant division or business unit of the party that holds or uses all or a substantial portion of the Business Licensed Intellectual Property without the prior written consent of the other party, provided, further, that in each instance the assignee Person expressly assumes all obligations imposed on the assigning party by this Agreement in writing.

Section 8.06 Amendment. This Agreement may not be amended or modified except (a) by an instrument in writing signed by, or on behalf of, Licensor and Licensee, or (b) by a waiver in accordance with Section 8.07.

Section 8.07 Waiver. Either party to this Agreement may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document delivered by the other party pursuant hereto or (c) to the extent permitted by applicable Law, waive compliance with any of the agreements of the other party or conditions to such party’s obligations contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party to be bound thereby. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of either party hereto to assert any of its rights hereunder shall not constitute a waiver of any of such rights.

Section 8.08 No Third Party Beneficiaries. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and permitted assigns and nothing herein is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, including any rights of employment for any specified period, under or by reason of this Agreement.

Section 8.09 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by Law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at Law or in equity.

Section 8.10 Interpretive Rules. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and all Article and Section references are to this Agreement unless otherwise specified. The words “include,” “includes” and “including” will be deemed to be followed by the phrase “without limitation.” The word “days” means calendar days unless otherwise specified herein. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. No provision of this Agreement shall be construed to require either party or their respective officers, directors, subsidiaries or Affiliates to take any action which would violate or conflict with any applicable Law. The word “if” means “if and only if.” The word “or” shall not be exclusive. The meanings given to terms defined herein will be equally applicable to both the singular and plural forms of such terms. Whenever the context may require, any pronoun includes the corresponding masculine, feminine and neuter forms. Except as otherwise expressly provided herein, all references to “dollars” or “$” will be deemed references to the lawful money of the United States of America.

Section 8.11 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any Massachusetts federal court; provided, however, that if such federal court does not have jurisdiction over such Action, such Action shall be heard and determined primarily in any state court sitting in the Commonwealth of Massachusetts. Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Commonwealth of Massachusetts for the purpose of any Action arising out of or relating to this Agreement brought by either party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts. Each party further irrevocably consents to the service of process out of any of the aforementioned courts in any such Action by the mailing of copies thereof by mail to such party at its address set forth in this Agreement, such service of process to be effective upon acknowledgment of receipt by registered mail; provided, however, that nothing in this Section 8.11 shall affect the right of any party to serve legal process in any other manner permitted by law. The consent to jurisdiction set forth in this Section 8.11 shall not constitute a general consent to service of process in the Commonwealth of Massachusetts and shall have no effect for any purpose except as provided in this Section 8.11.

Section 8.12 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.12.

Section 8.13 Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

[The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, each of Licensor and Licensee has caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

MEDIFOCUS, INC.

By:	/s/ Augustine Y. Cheung
Augustine Y. Cheung, Ph.D.
Chief Executive Officer

BOSTON SCIENTIFIC CORPORATION

By:	/s/ Thomas G. Robinson
Thomas G. Robinson
Vice President, Strategy and Business Development
Urology and Women’s Health

[Signature Page to Buyer Out-License Agreement]

Exhibit A

Licensed Patents

BSC Ref.	Atty Ref.	Country	Serial No.	Filing Date	Application Status	Patent/Publication No
99-0150US1	BSCU-121/00US	United States	10/264969	10/4/2002	Granted	6,895,282
99-0150PCT	BSCU-121/00WO	PCT	US03/31296	10/03/2003	NAT PHASE	WO 2004/033037
99-0150AU1	BSCU-121/00AU	Australia	2003272824	10/03/2003	Abandoned
99-0150CA1	BSCU-121/00CA	Canada	2498769	10/03/2003	Abandoned
99-0150EP1	BSCU-121/00EP	Europe	03755026.6	10/03/2003	Abandoned

99-0150US2	BSCU-121/01US	United States	11/100138	4/5/2005	Pending	2005-0251126

05-00097US1	BSCU-142/00US	United States	11/246936	10/6/2005	Pending	2007-0093880 (8,123,705)
05-00097PCT	BSCU-142/00WO	PCT	US06/30100	7/31/2006	NAT PHASE	WO 2007/044114
05-00097EP1	BSCU-142/00EP	Europe	EP06824797		Withdrawn

06-00341US1	BSCU-153/00US	United States	61/017297	12/28/2007	converted
06-00341US2	BSCU-153/01US	United States	12/342959	12/23/2008	Pending	2009-0171238

06-01351US1	BSCU-154/00US	United States	60/977878	10/5/2007	converted
06-01351US2	BSCU-154/01US	United States	12/238589	9/26/2008	Pending	2009-0093733
06-01351PCT	BSCU-154/01WO	PCT	US08/77772	9/26/2008	Abandoned	WO 2009/045868

07-00411US1	BSCU-170/00US	United States	09/597234	6/20/2000	Granted	6,477,426
07-00411PCT1	BSCU-170/00WO	PCT	US01/19689	6/20/2001	NAT PHASE	WO 2001/098764
07-00411CA1	BSCU-170/00CA	Canada	2408627	6/20/2001	Pending	2408627
07-00411CN1	BSCU-170/00CN	China	01811529.2	6/20/2001	Abandoned	EP1292362
07-00411EP1	BSCU-170/00EP	Europe	01948516.8	6/20/2001	Granted	EP1292362
07-00411ES1	BSCU-170/00ES	Spain	01948516.8	6/20/2001	Granted	EP1292362
07-00411DE1	BSCU-170/00DE	Germany	01948516.8	6/20/2001	Granted	EP1292362

BSC Ref.	Atty Ref.	Country	Serial No.	Filing Date	Application Status	Patent/Publication No
07-00411FR1	BSCU-170/00FR	France	01948516.8	6/20/2001	Granted	EP1292362
07-00411GB1	BSCU-170/00GB	United Kingdom	01948516.8	6/20/2001	Granted	EP1292362
07-00411IE1	BSCU-170/00IE	Ireland	01948516.8	6/20/2001	Granted	EP1292362
07-00411IT1	BSCU-170/00IT	Italy	01948516.8	6/20/2001	Granted	EP1292362
07-00411IN1	BSCU-170/00IN	India	IN/PCT/2002/01362	6/20/2001	Abandoned
07-00411JP1	BSCU-170/00JP	Japan	2002-504476	6/20/2001	Granted	JP 4503229
07-00411MX1	BSCU-170/00MX	Mexico	PA/a/2002/012687	6/20/2001	Granted	MX 227252
07-00411HK1	BSCU-170/00HK	Hong Kong	03106147.6	6/20/2001	Abandoned

07-00411US2	BSCU-170/01US	United States	10/247747	9/20/2002	Granted	2003-0069619 (6,788,977)
07-00411PCT2	BSCU-170/01WO	PCT	US03/28898	9/16/2003	NAT PHASE	WO 2004/026098
07-00411CA2	BSCU-170/01CA	Canada	2498166	9/16/2003	Pending
07-00411CN2	BSCU-170/01CN	China	03822401.1	9/16/2003	Abandoned
07-00411EP2	BSCU-170/01EP	Europe	03749674.2	9/16/2003	Published	EP1555955
07-00411HK2	BSCU-170/01HK	Hong Kong	06101085.8	9/16/2003	Abandoned
07-00411IN2	BSCU-170/01IN	India	551/KOLNP/2005	9/16/2003	Abandoned
07-00411JP2	BSCU-170/01JP	Japan	2004-534347	9/16/2003	Granted	JP 4559860
07-00411MX2	BSCU-170/01MX	Mexico	PA/a/2005/003015	9/16/2003	Abandoned

07-00411US3	BSCU-170/02US	United States	10/436500	05/13/2003	Granted	7,837,720
07-00411PCT3	BSCU-170/02WO	PCT	US04/14768	5/11/2004	NAT PHASE	WO 2005/007000
07-00411CA3	BSCU-170/02CA	Canada	2524901	5/11/2004	Pending
07-00411CN3	BSCU-170/02CN	China	200480013080.9	5/11/2004	Abandoned
07-00411EP3	BSCU-170/02EP	Europe	04775978.2	5/11/2004	Granted	EP1622531B1
07-00411DE3	BSCU-170/02DE	Germany	04775978.2	5/11/2004	Granted	EP1622531B1
07-00411FR3	BSCU-170/02FR	France	04775978.2	5/11/2004	Granted	EP1622531B1
07-00411GB3	BSCU-170/02GB	United Kingdom	04775978.2	5/11/2004	Granted	EP1622531B1

BSC Ref.	Atty Ref.	Country	Serial No.	Filing Date	Application Status	Patent/Publication No
07-00411IE3	BSCU-170/02IE	Ireland	04775978.2	5/11/2004	Granted	EP1622531B1
07-00411IT3	BSCU-170/02IT	Italy	04775978.2	5/11/2004	Granted	EP1622531B1
07-00411HK3	BSCU-170/02HK	Hong Kong	06108315.5	5/11/2004	Abandoned	1087904A
07-00411IN3	BSCU-170/02IN	India	2482/KOLNP/2005	5/11/2004	Abandoned
07-00411JP3	BSCU-170/02JP	Japan	2006-532966	5/11/2004	Granted	JP 4568283
07-00411MX3	BSCU-170/02MX	Mexico	PA/a/2005/012161	5/11/2004	Abandoned

07-00411US4	BSCU-170/03US	United States	12/902636	10/12/2010	Pending	2011-0028886
07-00411EP1A	BSCU-170/03EP	Europe	06000041.1	06/20/2001	Granted	EP1647305B1
07-00411DE1A	BSCU-170/03DE	Germany	60143775.6	06/20/2001	Granted	EP1647305B1
07-00411FR1A	BSCU-170/03FR	France	06000041.1	06/20/2001	Granted	EP1647305B1
07-00411GB1A	BSCU-170/03GB	Great Britain	06000041.1	06/20/2001	Granted	EP1647305B1
07-00411IE1A	BSCU-170/03IE	Ireland	06000041.1	06/20/2001	Granted	EP1647305B1
07-00411IT1A	BSCU-170/03IT	Italy	06000041.1	06/20/2001	Granted	EP1647305B1
07-00411HK1A	BSCU-170/03HK	Hong Kong	06110990.3	06/20/2001	Abandoned

07-00411EP4	BSCU-170/04EP	Europe	10179144.0	06/20/2001	Pending

07-00414US1	BSCU-189/00US	United States	60/664699	3/24/2005	converted
07-00414US2	BSCU-189/01US	United States	11/280199	11/17/2005	Pending	2006-0216275
07-00414PCT1	BSCU-189/01WO	PCT	US06/10505	3/22/2006	NAT PHASE	WO 2006/102471
07-00414CA1	BSCU-189/01CA	Canada	2602065	3/22/2006	Pending
07-00414EP1	BSCU-189/01EP	Europe	6739341.3	3/22/2006	Pending

07-00414US3	BSCU-189/02US	United States	11/527688	9/27/2006	Pending	2007-0077230
07-00414PCT3	BSCU-189/02WO	PCT	US06/37569	9/27/2006	NAT PHASE	WO 2008/039188

07-00414EP3	BSCU-189/02EP	Europe	06815516.7	9/27/2006	Pending

BSC Ref.	Atty Ref.	Country	Serial No.	Filing Date	Application Status	Patent/Publication No
07-00412US1	BSCU-190/00US	United States	09/954194	9/18/2001	Granted	6,958,075
07-00412PCT1	BSCU-190/00WO	PCT	US02/29048		NAT PHASE	WO 2003/028572
07-00412EP1	BSCU-190/00EP	Europe	02800330.9		Granted	EP1435868B1
07-00412AT1	BSCU-190/00AT	Austria	02800330.9		Abandoned	EP1435868B1
07-00412BE1	BSCU-190/00BE	Belgium	02800330.9		Granted	EP1435868B1
07-00412DE1	BSCU-190/00DE	Germany	02800330.9		Granted	EP1435868B1
07-00412DK1	BSCU-190/00DK	Denmark	02800330.9		Abandoned	EP1435868B1
07-00412ES1	BSCU-190/00ES	Spain	02800330.9		Abandoned	EP1435868B1
07-00412FI1	BSCU-190/00FI	Finland	02800330.9		Abandoned	EP1435868B1
07-00412FR1	BSCU-190/00FR	France	02800330.9		Granted	EP1435868B1
07-00412GB1	BSCU-190/00GB	United Kingdom	02800330.9		Granted	EP1435868B1
07-00412IT1	BSCU-190/00IT	Italy	02800330.9		Granted	EP1435868B1
07-00412NL1	BSCU-190/00NL	Netherlands	02800330.9		Granted	EP1435868B1
07-00412SE1	BSCU-190/00SE	Sweden	02800330.9		Granted	EP1435868B1
07-00412CA1	BSCU-190/00CA	Canada	2460907		Pending	2460907
07-00412CN1	BSCU-190/00CN	China	02142696.1		Abandoned
07-00412HK1	BSCU-190/00HK	Hong Kong	05100145.9		Abandoned
07-00412IN1	BSCU-190/00IN	India	378/KOLNP/2004		Abandoned
07-00412JP1	BSCU-190/00JP	Japan	2003-531912		Granted	JP 4292259
07-00412MX1	BSCU-190/00MX	Mexico	PA/a/2004/002564		Abandoned

07-00412US2	BSCU-190/01US	United States	10/879288	6/30/2004	Granted	7,811,313

07-00412US3	BSCU-190/02US	United States	12/849458	8/3/2010	Pending	2010-0298913

07-00413US1	BSCU-191/00US	United States	60/356750	2/15/2002	converted
07-00413US2	BSCU-191/01US	United States	10/504302	2/19/2003	Granted	7,833,220
07-00413PCT1	BSCU-191/01WO	PCT	US03/04512	2/19/2003	NAT PHASE	WO 2003/070298

BSC Ref.	Atty Ref.	Country	Serial No.	Filing Date	Application Status	Patent/Publication No
07-00413CA1	BSCU-191/01CA	Canada	2476078	2/19/2003	Pending
07-00413CN1	BSCU-191/01CN	China	03804947.3	2/19/2003	Abandoned
07-00413EP1	BSCU-191/01EP	Europe	03742756.4	2/19/2003	Pending
07-00413HK1	BSCU-191/01HK	Hong Kong	05105400.8	2/19/2003	Abandoned
07-00413IN1	BSCU-191/01IN	India	1164/KOLNP/2004	2/19/2003	Abandoned
07-00413JP1	BSCU-191/01JP	Japan	2003-569251	2/19/2003	Granted	JP 4362373
07-00413MX1	BSCU-191/01MX	Mexico	PA/a/2004/007897	2/19/2003	Abandoned

07-00413US3	BSCU-191/02US	United States	12/902858	10/12/2010	Pending	2011-0034976

07-00477US1		United States	61/014535	12/18/2007	converted
07-00477US2		United States	12/335073	12/15/2008	Pending	2009-0157070